EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2010, which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, appearing in the Annual Report on Form 10-K of BioDrain Medical, Inc, for the year ended December 31, 2009.

/s/ Olsen Thielen & Co., Ltd.

Minneapolis, Minnesota
September 23, 2010